SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2008

MOTIVE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-31409	74-2834515
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12515 Research Boulevard, Building 5 Austin, Texas	78759-2220
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number including area code: (512) 339-8335

Not Applicable

(Former name or former address if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 9, 2008, Motive, Inc., a Delaware corporation (the “Company”), entered into (i) a new $8 million credit facility for on-going working capital needs and general corporate purposes and (ii) a new $6 million term loan to finance equipment purchases.

The terms of the new credit facility and term loan are set forth in the Loan and Security Agreement, effective July 7, 2008 (the “Loan and Security Agreement”), by and between the Company and Silicon Valley Bank (the “Lender”), and the Loan and Security Agreement (EX-IM Loan Facility), effective July 7, 2008 (the “EX-IM Loan Agreement” and, together with Loan and Security Agreement, the “Loan Agreements”), by and between the Company and the Lender. The Loan and Security Agreement and EX-IM Loan Agreement are attached as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.

The Loan Agreements provide the Company with an $8 million revolving line of credit (the “Revolving Line”) and a $6 million term loan (the “Term Loan”). Borrowings under the Revolving Line bear interest at a rate equal to the Lender’s prime rate plus 0.25%, with a minimum interest rate of 6.25%. Borrowings under the Term Loan bear interest at a rate equal to the Lender’s prime rate plus 0.50%, with a minimum interest rate of 6.50%.

The Company may receive advances under the Revolving Line for a period of 364 days at an advance rate of (i) 80% of the amount of the Company’s eligible domestic due and payable accounts receivable, (ii) 90% of the amount of the Company’s eligible foreign due and payable accounts receivable, if the foreign exchange risk of such receivables is hedged, and (iii) 70% of the amount of the Company’s eligible foreign due and payable accounts receivable, if the foreign exchange risk of such receivables is not hedged, in each case subject to certain limitations and adjustments set forth in the Loan Agreements. The Company is required to pay accrued interest on all outstanding advances under the Revolving Line on a monthly basis, and all outstanding principal plus accrued unpaid interest under the Revolving Line on June 30, 2009. Amounts borrowed under the Revolving Line may be prepaid with no prepayment premium.

The Company may receive advances under the Term Loan for a period of 12 months. The Company may receive advances under the Term Loan in amounts of up to 100% of equipment invoices, but the Company may request up to $2 million of advances without supplying invoices. Each advance under the Term Loan shall be repaid in 36 equal monthly payments of principal and interest. The Term Loan may be prepaid in whole, but not in part. If the Term Loan is prepaid on or prior to July 1, 2009, a 2% pre-payment premium will apply. If the Term Loan is repaid after July 1, 2009 but on or prior to July 1, 2010, a 1% pre-payment premium will apply. Such pre-payment premiums will be calculated on the outstanding balances at the time of repayment.

The Loan Agreements contain customary representations, warranties and covenants, including covenants limiting the Company’s ability to incur additional liens or indebtedness, make distributions to its stockholders and make investments .. The Loan Agreements contain financial covenants regarding minimum tangible net worth and minimum liquidity coverage, which financial covenants are tested monthly.

The Loan Agreements also contain customary events of default that entitle the Lender to accelerate the Company’s obligations and require repayment of the Company’s outstanding indebtedness thereunder. These events of default include, among others, the Company’s breach of its payment obligations or covenants, a material impairment of the Company’s financial condition or ability to repay any indebtedness to the Lender and the commencement of dissolution or insolvency proceedings.

To secure the Company’s borrowings under the Loan Agreements, the Company has provided the Lender a first priority security interest in all assets of the Company, including its intellectual property.

The Company’s entry into the Loan Agreements and related security agreements is expressly contemplated and permitted by the Agreement and Plan of Merger dated as of June 16, 2008, previously entered into among the Company, Lucent Technologies Inc. and a wholly-owned subsidiary thereof.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information included in Item 1.01 above is incorporated into this Item 2.03 by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

10.1*	Loan and Security Agreement, effective July 7, 2008, by and between the Company and Silicon Valley Bank.

10.2*	Loan and Security Agreement (EX-IM Loan Facility), effective July 7, 2008, by and between the Company and Silicon Valley Bank.

*	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOTIVE, INC.

Date: July 10, 2008	By:	/s/ Mike Fitzpatrick
Mike Fitzpatrick
Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT NUMBER	DESCRIPTION

10.1*	Loan and Security Agreement, effective July 7, 2008, by and between the Company and Silicon Valley Bank.

10.2*	Loan and Security Agreement (EX-IM Loan Facility), effective July 7, 2008, by and between the Company and Silicon Valley Bank.

*	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission.